Exhibit 24

                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of The New Dun & Bradstreet Corporation (the "Company") in their respective capacities set forth below constitutes and appoints Nancy L. Henry and Mitchell C. Sussis, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of shares of Common Stock of the Company ("Common Stock") to be purchased by employees of the Company pursuant to the Fownders' Match Program and Options to be issued under the 1998 Dun & Bradstreet Corporation Key Employees' Stock Incentive Plan to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to any Registration Statement on Form S-8, Form S-3 or any other Form relating to the registration of such Common Stock, to be filed with the Securities and Exchange Commission with respect to said Common Stock, to sign any and all amendments (including post-effective amendments) and supplements to any such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have hereunto set our hands on the day and year indicated below.

            Signature                       Title                   Date


/s/ Volney Taylor
-------------------------------            Director and         June 17, 1998
    Volney Taylor                          Chief Executive
                                           Offier (principal
                                           executive officer)
/s/ Hall Adams, Jr.
-------------------------------            Director             June 17, 1998
    Hall Adams, Jr.



/s/ Clifford L. Alexander, Jr.             Director             June 17, 1998
-------------------------------
    Clifford L. Alexander, Jr.



/s/ Mary Johnston Evans                    Director             June 17, 1998
-------------------------------
    Mary Johnston Evans



/s/ Robert R. Glauber                      Director             June 17, 1998
-------------------------------
    Robert R. Glauber



/s/ Ronald L. Kuehn, Jr.                   Director             June 17, 1998
-------------------------------
    Ronald L. Kuehn, Jr.



/s/ Robert J. Lanigan                      Director             June 17, 1998
-------------------------------
    Robert J. Lanigan



/s/ Vernon R. Loucks Jr.                   Director             June 17, 1998
-------------------------------
    Vernon R. Loucks Jr.



/s/ Henry A. McKinnell, Jr.                Director             June 17, 1998
-------------------------------
    Henry A. McKinnell, Jr.



/s/ Michael R. Quinlan                     Director             June 17, 1998
-------------------------------
    Michael R. Quinlan